AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of the 1st day of January, 1998, is by and among RICHARD T. AAB, a resident of Pittsford, New York ("Aab"), MELRICH ASSOCIATES, L.P., a New York limited partnership ("Melrich"), TANSUKH V. GANATRA, a resident of Charlotte, North Carolina ("Ganatra"), and SUPER STAR ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership ("Super STAR") (Aab, Melrich, Ganatra and Super STAR are sometimes referred to individual as a "Shareholder", and sometimes referred to collectively as the "Shareholders").

                                   BACKGROUND:

         A. US LEC Corp., a Delaware corporation (the "Corporation"), has Seventeen Million Seventy-Five Thousand Two Hundred Seventy-Two (17,075,272) shares of authorized Class B Common Stock, par value $.01 per share ("Class B Common"), of which all but two of such shares are currently issued and outstanding (as defined in Section 6, the "Shares").

         B. The Shareholders own and hold of record the following shares of Class B Common:

             SHAREHOLDER                             NUMBER OF SHARES

         Richard T. Aab                                       8,721,770

         Melrich Associates, L.P.                             4,309,500

         Tansukh V. Ganatra                                     294,000

         Super STAR Associates
         Limited Partnership                                  3,750,000

         C. The Shareholders believe that it is in the best interests of the Shareholders to make specific provisions concerning the disposition and conversion of shares of Class B Common.

         D. The Shareholders believe it is in the best interests of the Shareholders to make specific provisions concerning the voting of the shares of Class B Common.

         Accordingly, in consideration of the premises and of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders do hereby agree as follows:

         1. Voting of the Class B Common Shares. Each Shareholder hereby agrees that he, she or it will, for as long as he, she or it holds shares of Class B Common, vote all of his, hers or its shares of Class B Common (whether now owned or hereafter acquired), whether for directors or for any other purpose, in the same manner as Aab. Each Shareholder further agrees to give his, hers or its irrevocable proxy to Aab, contemporaneous with the execution any delivery of this Agreement and hereafter from time to time at the request of Aab, by executing and delivering to Aab an irrevocable proxy in the form of the proxy attached hereto as Exhibit A. Aab agrees to vote the Shares to elect one (1) designee of Ganatra and one (1) designee of Aab as directors of the Corporation.

         2. Offer Upon Elective Conversion. If any Shareholder desires to effect an elective conversion of any shares of Class B Common (whether now owned or hereafter acquired) into shares of Class A Common Stock of the Corporation ("Class A Common"), as provided for in the Certificate of Incorporation of the Corporation, the Shareholder shall first submit to all other Shareholders a written notice of the Shareholder's intent to convert his, her or its shares of Class B Common into Class A Common, along with an offer to sell or exchange all or part of the shares of Class B Common proposed to be converted, pursuant to this Section 2 (the "Conversion Notice"). Each Conversion Notice shall constitute dual, binding offers by the offering Shareholder to (A) sell all or part of such shares of Class B Common for cash (the "Cash Offer") or (B) exchange all or part of such shares of Class B Common for an equal number of shares of Class A Common (the "Exchange Offer").

                  (a) The offered shares of Class B Common shall be allocated among the other Shareholders on the basis of the percentage of shares of Class B Common then owned by them (excluding shares of Class B Common owned by the offering Shareholder). Each offeree Shareholder shall have the right to purchase (by cash or exchange of shares of Class A Common) all or part of his, her or its allocated shares of the offered Shares.

                  (b) Within ten (10) days of delivery of the Conversion Notice, each offeree Shareholder shall provide written notice to the offering Shareholder and all other Shareholders of his, her or its election to consider acceptance of either the Cash Offer or the Exchange Offer and, if he, she or it intends to consider a Cash Offer, the expiration date for the six month period referred to in subsection (c)(ii) below (if applicable). An election by an offeree Shareholder to consider the Cash Offer shall automatically terminate the Exchange Offer to such Shareholder and an election by an offeree Shareholder to consider the Exchange Offer shall automatically terminate the Cash Offer to such Shareholder.

                  (c) For those offeree Shareholders electing to consider the Cash Offer (the "Cash Offerees"), the Cash Offer shall continue to be a binding offer of the offering Shareholder to sell until the later of,
         (i) the expiration of thirty (30) days after delivery of the Conversion Notice or (ii) 5:00 p.m. on the first business day subsequent to the expiration of the six month period following consummation, by any Cash Offeree, of any transaction treated as a nonexempt sale under Section 16(b) of the Securities Exchange Act of 1934, as amended (the later of such times is referred to herein as the "Cash Offer Expiration Date"). If any Cash Offeree does not purchase all of his, her or its allocated share of the offered shares of Class B Common on or before the Cash Offer Expiration Date, the offering Shareholder shall give written notice to the other Cash Offerees, and such other Cash Offerees shall have an additional ten (10) days from the delivery of such notice to elect to purchase such declined shares of Class B Common at the same price and upon the same terms previously offered to the declining Cash Offeree (and the Cash Offer shall continue to be a binding offer with respect to such declined shares until the expiration of such additional ten (10) day period). Any such shares of Class B Common shall be allocated to the remaining Cash Offeree(s) on the basis of the percentage of shares of Class B Common owned by them (excluding shares of Class B Common owned by the offering Shareholder, the declining Cash Offeree(s), and the Exchange Offeree(s), as defined below).

                  (d) For those offeree Shareholders electing to consider the Exchange Offer (the "Exchange Offerees"), the Exchange Offer shall continue to be a binding offer of the offering Shareholder to exchange shares of Class B Common for an equal number of shares of Class A Common until the expiration of thirty (30) days after delivery of the Conversion Notice (the "Exchange Offer Expiration Date"). If any Exchange Offeree does not exchange all of his, her or its allocated share of the offered shares of Class B Common on or before the Exchange Offer Expiration Date, the offering Shareholder shall give written notice to the other Exchange Offerees, and such other Exchange Offerees shall have an additional ten (10) days from the delivery of such notice to elect to acquire such declined shares of Class B Common upon the same terms previously offered to the declining Exchange Offeree (and the Exchange Offer shall continue to be a binding offer with respect to such declined shares until the expiration of such additional ten (10) day period). Any such shares of Class B Common shall be allocated to the remaining Exchange Offeree(s) on the basis of the percentage of shares of Class B Common owned by them (excluding shares of Class B Common owned by the offering Shareholder, the declining Exchange Offeree(s), and the Cash Offeree(s)).

                  (e) Purchase Price Payable by Cash Offerees. The cash purchase price of each share of Class B Common for purposes of this Section 2 shall be the average of the closing prices of a share of Class A Common for the ten (10) trading days immediately following the date on which Conversion Notice is given by the offering Shareholder, as reported in The Wall Street Journal or other reporting services acceptable to all parties hereto. If at the time the purchase price is to be determined, shares of the Class A Common are not publicly traded, the purchase price shall be determined as follows:



                                                        (8 x EBITDA)
                  Per Share Purchase Price  =  .75  x   ------------
                                                        (Total A&B)

                  Where EBITDA        =              The Corporation's
                                                     earnings before interest,
                                                     taxes, depreciation and
                                                     amortization as shown on,
                                                     for periods up to and
                                                     including December 31,
                                                     1999, the forecast for
                                                     calendar year 1999 in
                                                     existence at the time this
                                                     Agreement is signed, and
                                                     for all periods after
                                                     January 1, 2000, the most
                                                     recent consolidated year
                                                     end financial statements of
                                                     the Corporation.

                  and Total A&B =                    Total issued and
                                                     outstanding shares of the
                                                     Corporation's Class A
                                                     Common and Class B Common
                                                     at the time the purchase
                                                     price is determined.

                  (f) Terms of Purchase and Payment for Cash Offerees. If any Cash Offeree elects to purchase shares of Class B Common in accordance with this Section 2, the purchase must be consummated at the principal office of the Corporation in the State of North Carolina on the last day the Cash Offer remains binding (or at such other time and place as may otherwise be acceptable to the selling Shareholder and the purchasing Shareholder). Payment of the purchase price of the shares shall be made at closing by wire transfer of immediately available funds to an account designated by the selling Shareholder or by certified check payable to the selling Shareholder. Upon tender of the purchase price, the selling Shareholder shall deliver to the purchasing Shareholder one or more certificates representing all shares of Class B Common being purchased, duly endorsed over to the purchaser or accompanied by duly executed stock powers. The Shareholders shall cause the Corporation to cooperate with selling and purchasing Shareholders in connection with such offers and closing, including, but not limited to, providing appropriately denominated certificates on a timely basis.

                  If, pursuant to this Section 2, the Cash Offer Expiration Date occurs on a date which is subsequent to the thirtieth (30th) day subsequent to delivery of the Conversion Notice, then on the thirtieth day subsequent to delivery of the Conversion Notice, the Cash Offerees (other than those who have, prior to such date either purchased their allocated share of the offered shares of Class B Common or have notified the offering Shareholder of their decision not to purchase their allocated share of the offered shares of Class B Common) shall submit a non-refundable deposit (by wire transfer of immediately available funds to an account designated by the offering Shareholder or by certified check payable to the offering Shareholder) to the offering Shareholder in an amount equal to twenty-five percent (25%) of the purchase price of such Shareholder's share of offered shares of Class B Common (not previously purchased or declined). In the event that a Cash Offeree who has submitted a deposit does not purchase his, her or its allocated shares of the offered shares of Class B Common on or before the Cash Offer Expiration Date, his, her or its deposit shall be forfeited.

                  (g) Terms of Closing for Exchange Offerees. If any Exchange Offeree elects to accept the Exchange Offer in accordance with this
         Section 2, the exchange must be consummated at the principal office of the Corporation in the State of North Carolina on the last day on which the Exchange Offer remains binding (or at such other time or place as may otherwise be acceptable to the selling Shareholder and the purchasing Shareholder). At the closing, the accepting Exchange Offerees shall deliver to the selling Shareholder one or more certificates representing all shares of Class A Common being exchanged, duly endorsed over to the selling Shareholder or accompanied by duly executed stock powers, and the selling Shareholder shall deliver to the Exchange Offerees one or more certificates representing all shares of Class B Common being exchanged, duly endorsed over to the accepting Exchange Offerees or accompanied by duly executed stock powers. The Shareholders shall cause the Corporation to cooperate with the participating Shareholders in connection with such exchange and closing, including, but not limited to, providing appropriately denominated certificates on a timely basis.

         3. Transfer of Shares of Class B Common. The Shareholders hereby agree that, unless all of the other Shareholders give their written consent thereto, no Shareholder shall make a voluntary transfer or otherwise dispose of (as defined in Section 6(c) herein) any of his, her or its shares of Class B Common, whether now owned or hereafter acquired, to any party other than another Shareholder, except that such shares of Class B Common may be transferred to a Permitted Transferee (as defined in Article IV of the Restated Certificate of Incorporation of the Corporation), but only if, simultaneous with the transfer of such shares of Class B Common, such Permitted Transferee becomes a signatory to this Agreement as a "Shareholder" (by executing and delivering to all other Shareholders a signature page by which he, she or it agrees without condition to be bound by this Agreement as a "Shareholder," and provides an address for the giving of notices, and executes and delivers to Aab an irrevocable proxy in favor of Aab as required by Section 1 of this Agreement.

         4.       Divorce or Legal Separation of a Shareholder.

                  (a) Notwithstanding anything herein to the contrary, if a spouse of a Shareholder has received shares of Class B Common as a Permitted Transferee (as defined in Article IV of the Restated Certificate of Incorporation of the Corporation) and such spouse is subsequently no longer legally married to or is legally separated from such Shareholder, then such Shareholder shall have an option to purchase any or all of such Shares (by cash payment or exchange). The option shall constitute a binding offer of the spouse to sell any or all of the Shares to the Shareholder at the same price per share and upon the same terms as is provided in Section 2 hereof, except that the cash purchase price shall be determined based on the closing prices of a share of Class A Common for the ten (10) trading days immediately following the date of the legal separation or divorce of such spouse and Shareholder and the option shall extend from the date of the divorce or legal separation until the applicable expiration date (excluding the additional ten day periods) provided in Section 2 (calculated by using the date of the divorce or legal separation rather than the date of delivery of the Conversion Notice).

                  (b) If such Shareholder does not purchase all such Shares of his or her spouse pursuant to the option described in (a), then (i) such Shareholder shall give written notice (a "Divorce Notice") to all other Shareholders, and (ii) the other Shareholders shall have an option to acquire all or part of the declined Shares. This option shall constitute a binding offer of such spouse to sell all or part of the Shares to the other Shareholders at the same price per share and upon the same terms as provided in Section 2 hereof, except that the cash purchase price shall be determined based on the closing prices of a share of Class A Common for the ten (10) trading days immediately following the date of the legal separation or divorce of such spouse and Shareholder. The option shall confer upon each such other Shareholder the right to purchase (by cash payment or exchange) his, her or its allocated share of the declined Shares (allocated pro rata based on the Shares owned by all Shareholders other than the spouse and the declining Shareholder), and shall extend, with regard to each Shareholder, from the delivery of the Divorce Notice to such other Shareholder until the applicable expiration date (including but not limited to the additional ten day periods) provided in Section 2 (calculated by using the date of the delivery of the Divorce Notice rather than the date of delivery of the Conversion Notice).

         5. Endorsement on Stock Certificate. The Shareholders shall use their best efforts to cause each certificate representing shares of Class B Common at any time owned by any Shareholder to bear the following legend prominently displayed thereon:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER HEREOF, ARE SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF JANUARY 1, 1998, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS MAY BE OBTAINED FROM ANY SHAREHOLDER OWNING SHARES OF CLASS B COMMON STOCK UPON REQUEST."

         6. Certain Interpretations and Definitions. As used in this Agreement:

                  (a) "Shareholder" or "Shareholders" means shareholders of the Corporation who are parties to this Agreement as provided on page 1 hereof, and any successor in interest or transferee of any Shares of such Shareholder who purchased shares in accordance with this Agreement.

                  (b) "Shares" means any outstanding shares of Class B Common Stock of the Corporation now owned (as shown in the Recitals hereto) or hereafter acquired by any Shareholder, any shares distributed with respect to any such shares in a stock split, stock dividend or other recapitalization or reorganization, and any other outstanding shares of the Corporation that otherwise become subject to this Agreement by written agreement of the parties.

                  (c) The terms "transfer", "dispose of" and/or "disposition", when used with respect to shares, mean and include any sale, assignment, transfer, conveyance, gift, encumbrance, pledge, hypothecation, equitable distribution or other disposition of Shares (whether voluntary, involuntary, or otherwise), including permitting a levy or attachment on the Shares.

                  (d) An "involuntary" transfer or disposition of shares means
         (i) a testamentary or intestate transfer or disposition made incident to the death of a Shareholder, (ii) a transfer made in connection with the divorce or separation of a Shareholder pursuant to a property settlement agreement that is filed for public record, or (iii) a transfer made pursuant to an order issued by a court of competent jurisdiction in connection with the involuntary bankruptcy of, or the appointment of a receiver for, a Shareholder.

                  (e) A "voluntary" transfer or disposition of Shares refers to any transfer or disposition other than an involuntary transfer or disposition.

         7. Term. The term of this Agreement shall commence on the date hereof and shall continue in effect for a period of ten (10) years. Thereafter, this Agreement shall automatically renew for successive one (1) year terms all of the Shareholders then holding Shares elect to terminate this Agreement as of the end of the then current term (initial or renewal).

Notwithstanding the foregoing, Section 1 hereof shall be of no further force or effect if at any time Aab ceases to own any Shares, and the last sentence of
Section 1 shall be of no further force or effect if at any time Ganatra ceases to own any Shares.

         8. Notices. Any and all notices, consents, offers, acceptances or other communications made hereunder must be in writing and shall be deemed given and delivered when delivered personally or by courier service, provided evidence of receipt is obtained, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows (or to such other address that the parties may from time to time designate in a writing sent to all other parties of this Agreement in the manner required by this Section 8, except that any such change of address notice shall only be effective upon receipt):

                  (a)      if to Richard T. Aab:

                           29 Woodstone Rise
                           Pittsford, New York  14534

                  (b)      if to Melrich Associates L.P.:

                           29 Woodstone Rise
                           Pittsford, New York  14534

                  (c)      if to Tansukh V. Ganatra:

                           6523 Ashdale Place
                           Charlotte, North Carolina  28215

                  (d) if to Super STAR Associates Limited Partnership:

                           6523 Ashdale Place
                           Charlotte, North Carolina  28215

                  (e) A copy of any such correspondence shall also be sent to:

                           Moore & Van Allen, PLLC
                           100 North Tryon Street, Floor 47
                           Charlotte, North Carolina 28202-4003
                           Attention:  Aaron D. Cowell, Jr.

         9. Severability. If any such provision of this Agreement shall be invalid or unenforceable for any reason, the other provisions shall continue to be effective and binding and this Agreement shall be construed as if the invalid or unenforceable provision were omitted. If any provision of this Agreement is unenforceable after a certain period of years from the date hereof due to the requirements of any state laws, the remainder of the Agreement shall remain enforceable and binding in accordance with its terms.

         10. Binding Effect. This Agreement shall be binding upon the Shareholders, and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. Any rights given or duties imposed upon the estate of a deceased Shareholder shall inure to the benefit of and be binding upon the legal representative of such deceased Shareholder's estate in his or her fiduciary capacity.

         11. Entire Agreement, Amendment, Waiver. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements, either written or oral, among the parties hereto regarding the same subject matter. The provisions of this Agreement may be amended, modified or waived only as provided for herein or on unanimous written consent of the Shareholders. A written waiver provided pursuant to this Section 11 shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of any Shareholder in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise hereof.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         13. Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor any provisions hereof.

         14. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

         15.      Arbitration.

                  (a) Any dispute, controversy, difference or claim arising out of, relating to or in connection with this Agreement, any transaction hereunder, or the breach hereof shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as otherwise agreed by the parties. Any such arbitration shall be conducted on the earliest possible date and conducted in Charlotte, North Carolina. The arbiter's award shall be final and binding on the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Expenses in the arbitration shall be apportioned between the parties by the arbiter. The arbitration award may include reasonable attorneys' fees from the other party. No action, regardless of form, arising out of this Agreement may be brought more than three (3) years after the cause of action for such action has accrued.

                  (b) Notwithstanding subsection (a), either party may, if it believes that it requires or is entitled to injunctive relief, file a civil action in any court having jurisdiction seeking injunctive relief. Any claim or demand for monetary damages shall, however, be governed exclusively by the provisions for arbitration set forth in subsection (a).

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first above written.


                                     AAB


                                     ________________________________
                                     Richard T. Aab



                                     MELRICH ASSOCIATES, L.P.


                                     By:      ______________________________
                                                Richard T. Aab, General Partner


                                     GANATRA


                                     ---------------------------------------
                                     Tansukh V. Ganatra



                                     SUPER STAR ASSOCIATES
                                     LIMITED PARTNERSHIP


                                     By:
                                        -------------------------------------
                                         Tansukh V. Ganatra, General Partner

                                    EXHIBIT A
                                       to
                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


                        APPOINTMENT OF IRREVOCABLE PROXY


         The undersigned shareholder of US LEC CORP., a Delaware corporation (the "Corporation"), does hereby constitute and appoint RICHARD T. AAB ("Aab") as its proxy with full power of substitution, for and on its behalf to attend all meetings of shareholders of such Corporation and to act, vote and execute consents with respect to all of its shares of Class B Common Stock of the Corporation, as fully and to the same extent as the undersigned shareholder might do itself. This proxy is irrevocable and is coupled with an interest, having been executed in connection with that certain Amended and Restated Shareholders Agreement dated as of January 1, 1998 to which Aab and the undersigned are among the parties (the "Shareholders Agreement"). This appointment of proxy shall continue in full force and effect as long as Aab and the undersigned are parties to the Shareholders Agreement.

         This the ____ day of                        , 1998.
                              -----------------------



                                                     By:
                                                        ----------------------

                                                     Name:
                                                          --------------------